                                                                   Exhibit 10.46

MORTGAGE REGISTRY TAX DUE HEREON:
                  $1,150.00

         THIS INDENTURE, Made this 20th day of November, 1995, between Nicholas
M. Jaksich, a single person, Mortgagor (whether one or more), and ValueVision International, Inc., 6740 Shady Oak Road, Minneapolis, Minnesota 55344-3433 a corporation under the laws of Minnesota, Mortgagee,

         WITNESSETH, That the Mortgagor, in consideration of the sum of Five Hundred Thousand and no/100 ($500,000.00) DOLLARS, to the Mortgagor in hand paid by the Mortgagee, the receipt whereof is hereby acknowledged, does hereby convey unto the Mortgagee, Forever, all of the land located in the County of Hennepin, and State of Minnesota, described as follows:

         Lot 1, Block 1, Parkwood Knolls

together with all hereditaments and appurtenances belonging thereto (the Property).

         TO HAVE AND TO HOLD THE SAME, to the Mortgagee forever. The Mortgagor covenants with Mortgagee as follows: That Mortgagor is lawfully seized of the Property and has good right to convey the same; that the Property is free from all encumbrances, except as follows: a mortgage in favor of First Bank, National Association in the principal amount of $200,000.00; that the Mortgagee shall quietly enjoy and posses the same; and that the Mortgagor will Warrant and Defend the title to the same against all lawful claims not hereinbefore specifically excepted.

         PROVIDED, NEVERTHELESS; That if the Mortgagor shall pay to the Mortgagee the sum of Five Hundred Thousand and no/100 ($500,000.00) DOLLARS, according to the terms of a promissory note of even date herewith (the Note), the final payment being due and payable on November 20, 1996 with interest at the rate of 5-7/8 percent per annum, and shall repay to the Mortgagee, at the times and with interest as specified, all sums advanced in protecting the lien of this Mortgage, in payment of taxes on the Property, insurance premiums covering buildings thereon, principal or interest on any prior liens, expenses and attorney's fees herein provided for and sums advanced for any other purpose authorized herein, and shall keep and perform all the covenants and agreements herein contained, then this Mortgage shall be null and void, and shall be released at the Mortgagor's expense.

         AND THE MORTGAGOR covenants with the Mortgagee as follows:

1. to pay the principal sum of money and interest as specified in the Note;

2. to pay all taxes and assessments now due or that may hereafter become liens against the Property before penalty attaches thereto;

3. to keep all buildings, improvements and fixtures now or later located on or a part of the Property insured against loss by fire, extended coverage perils, vandalism, malicious mischief and, if applicable, steam boiler explosion, for at least the amount of full replacement value at all times while any amount remains unpaid under this Mortgage. If any of the buildings, improvements or fixtures are located in a federally designated flood prone area, and if flood insurance is available for that area, Mortgagor shall procure and maintain flood insurance in amounts reasonably satisfactory to the Mortgagee. Each insurance policy shall contain a loss payable clause in favor of the Mortgagee affording all rights and privileges customarily provided under the so-called standard mortgage clause. In the event of damage to the Property by fire or other casualty, the Mortgagor shall promptly give notice of such damage to the Mortgagee and the insurance company. The insurance shall be issued by an insurance company or companies licensed to do business in the State of Minnesota and acceptable to the Mortgagee. The insurance policies shall provide for not less than ten days written notice to the Mortgagee before cancellation, non-renewal, termination, or change in coverage, and the Mortgagor shall deliver to the Mortgagee a duplicate original or certificate of such insurance policies.

4. to pay, when due, both principal and interest of all prior liens or encumbrances, if any, and to keep the Property free and clear of all other prior liens or encumbrances;

5. to commit or permit no waste on the Property and to keep it in good repair;

6. to complete forthwith any improvements which may hereafter be under course of construction on the Property, and;

7. to pay any other expenses and attorney's fees incurred by the Mortgagee by reason of litigation with any third party for the protection of the lien of this Mortgage.

         In case of failure to pay said taxes and assessments, prior liens or encumbrances, expenses and attorney's fees as above specified, or to insure said buildings, improvements, and fixtures and deliver the policies as aforesaid, the Mortgagee may pay such taxes, assessments, prior liens, expenses and attorney's fees and interest thereon, or obtain such insurance, and the sums so paid shall bear interest from the date of such payment at the same rate set forth in the Note, and shall be impressed as an additional lien upon the Property and be immediately due and payable from the Mortgagor to the Mortgagee and this Mortgage shall from date thereof secure the repayment of such advances with interest.

         In case of default in any of the foregoing covenants, the Mortgagor confers upon the Mortgagee the option of declaring the unpaid balance of the Note and the interest accrued thereon, together with all sums advanced hereunder, immediately due and payable without notice, and hereby authorizes and empowers the Mortgagee to foreclose this Mortgage by judicial proceedings or to sell the Property at public auction and convey the same to the purchaser in fee simple in accordance with the statute, and out of the moneys arising from such sale to retain all sums secured hereby, with interest and all legal costs and charges of such foreclosure and the maximum attorney's fee permitted by law, which costs, charges and fees the Mortgagor herein agrees to pay.

         The Mortgagor and the Mortgagee further covenant and agree as follows:

1. Mortgagor shall be furnished a conformed copy of the Note and of this Mortgage at the time of execution or after recordation hereof.

2. Upon default of any covenant or agreement by Mortgagor under the terms of the Note or this Mortgage, Mortgagee prior to foreclosure shall mail notice to Mortgagor as provided herein specifying: (a) the nature of the default by the Mortgagor; (b) the action required to cure such default; (c) a date, not less than thirty (30) days from the date the notice is mailed to Mortgagor by which such default must be cured; and
         (d) that failure to cure such default on or before the date specified in the notice may result in acceleration of the sums secured by this Mortgage and sale of the Property. The notice shall further inform Mortgagor of the right to reinstate after acceleration and the right to bring a court action to assert the non-existence of a default or any other defense of the Mortgagor to acceleration and sale.

3. In addition to any notice required under applicable law to be given to another manner, (a) any notice to the Mortgagor provided for in this Mortgage shall be given by mailing such notice by certified mail addressed to the Mortgagor at the Property address or at such other address as the Mortgagor may designate by notice in writing to the Mortgagee as provided herein, and (b) any notice to the Mortgagee shall be given by certified mail, return receipt requested, to Mortgagee at the following address: 6470 Shady Oak Road, Minneapolis, Minnesota 55344-3433, Attention: Stuart R.

         Romenesko or to such other address as Mortgagee may designate by notice in writing to the Mortgagor as provided herein. Any notice provided for in this Mortgage shall be deemed to have been given to Mortgagor or Mortgagee when given in the manner designated herein.

         The terms of this Mortgage shall run with the Property and bind the parties hereto and their successors in interest.

         IN TESTIMONY WHEREOF, the Mortgagor has hereunto set its hand the day and year first above written.

                                     MORTGAGOR

                                /s/  Nicholas M. Jaksic
                                     ------------------------------------------
                                     Nicholas M. Jaksich

State of Minnesota         )
                           )ss
County of Hennepin         )

The foregoing instrument was acknowledged before me this     day of November,
1995, by Nicholas M. Jaksich, a single person.

                              /s/  Barbara E. Claridge
                                   --------------------------------------------
                                   Signature of Notary Public or Other Official

This Instrument was Drafted by (Name and Address):
MASLON EDELMAN BORMAN & BRAND
a Professional Limited Liability Partnership
3300 Norwest Center
90 S. 7th Street
Minneapolis, MN 55402-4140

                                          FAILURE TO RECORD OR FILE THIS
                                    MORTGAGE MAY GIVE OTHER PARTIES PRIORITY
                                    OVER THIS MORTGAGE.